                                                                 EXHIBIT 4.14(b)


                     AMENDED AND RESTATED SECURITY AGREEMENT


         THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 16, 2000 (this "Agreement"), is made by GAYLORD RECEIVABLES CORPORATION, a Delaware corporation ("GRC"), in favor of LASALLE BANK NATIONAL ASSOCIATION, as the collateral agent (together with any successor(s) thereto, the "Collateral Agent") for each of the holders of Secured Obligations (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to an Amended and Restated Revolving Credit Agreement, dated as of August 16, 2000 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among GRC, the various financial institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, Bankers Trust Company, as facility agent (together with any successor(s) thereto, the "Facility Agent") and the Collateral Agent, the Lenders have extended a Revolving Commitment to make Revolving Loans to GRC;

         WHEREAS, the Credit Agreement amends and restates the Revolving Credit Agreement, dated as of September 24, 1993 (the "Existing Credit Agreement"), among GRC, certain lenders and Harris Trust and Savings Bank ("Harris"), as the facility agent and the collateral agent thereunder, and certain loans made under the Existing Credit Agreement remain outstanding under the Credit Agreement;

         WHEREAS, the obligations of GRC under the Existing Credit Agreement and certain other obligations were secured pursuant to a Security Agreement, dated as of September 24, 1993 (the "Existing Security Agreement"), between GRC and Harris, as Collateral Agent;

         WHEREAS, GRC desires to amend and restate the Existing Security Agreement so as to name a new Collateral Agent, permit the substitution of certain items of collateral and provide a continuation of liens to secure the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Revolving Loans to GRC pursuant to the Credit Agreement, GRC agrees, for the benefit of the Collateral Agent and each Lender Party, as follows:


                                         Amended and Restated Security Agreement

                                   ARTICLE I.
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings unless a clear contrary intention appears (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agreement" is defined in the preamble.

         "Backup Collateral" means all Receivables, all Related Assets, the Seller Transaction Documents, all funds in the Trust Accounts (as each such term is defined in the Pooling and Servicing Agreement), and all other assets described as having been conveyed to the Trust under Section 2.01 of the Pooling and Servicing Agreement; provided, however, that it is understood and agreed that it is the intent of all parties that all of such assets be transferred to the Trustee under the Pooling and Servicing Agreement, and that nothing in this Agreement should impair any right or remedy the Trustee may have in or with respect to such assets, and that except for the provisions of Article II (for the purposes of Article II, such assets shall at all times be Backup Collateral) such assets shall not be Backup Collateral and the provisions of this Agreement (other than those of Article II) will not apply to such assets; provided, further, that if (notwithstanding such intent) the Trust purported to be created by the Pooling and Servicing Agreement is not respected by a court of competent jurisdiction and/or GRC and not the Trustee is determined to have retained its interest in such assets, such assets shall be Backup Collateral for all purposes of this Agreement and shall be subject to all of the terms and provisions of this Agreement, including the security interest created by this Agreement.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Existing Credit Agreement" is defined in the second recital.

         "Existing Security Agreement" is defined in the third recital.

         "Facility Agent" is defined in the first recital.

         "GRC" is defined in the preamble.

         "Lender" or "Lenders" is defined in the first recital.

         "Lender Party" means, as the context may require, any Lender or the Facility Agent and each of their respective successors, transferees and assigns.

         "Secured Obligations" is defined in Section 2.2.


                                         Amended and Restated Security Agreement

         "Series 2000-1 A-RI Certificate" means the trust certificate issued pursuant to the Series 2000-1 A-RI Supplemental Issuance Agreement.

         "Trustee" means Manufacturers and Traders Trust Company as the trustee under the Pooling and Servicing Agreement and the Series 2000-1 A-RI Supplemental Issuance Agreement, and its successor in such capacity.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement. Without limiting the foregoing, it is understood and agreed that the term "Transaction Documents" includes this Agreement, the Credit Agreement and the Revolving Notes.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

         SECTION 1.4. Amendment and Restatement. This Agreement amends and restates the Existing Security Agreement. By executing and delivering this Agreement, GRC does not intend to cancel, release or in any way impair any security interest or lien granted under the Existing Security Agreement or any indebtedness secured thereby, except that it is understood and agreed that the Series 1993-1 A-RI Certificate pledged pursuant to the Existing Security Agreement will be released in exchange for the grant of a security interest in the Series 2000-1 A-RI Certificate. All references in any Transaction Documents or any other instrument or document to the Existing Security Agreement which shall be deemed to include reference to this Agreement. All other security interests and liens granted pursuant to the Existing Security Agreement are hereby ratified and confirmed.

                                   ARTICLE II.
                                SECURITY INTEREST

         SECTION 2.1. Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations, GRC hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of the Lender Parties, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing first priority security interest in, all of the following property (collectively, the "Collateral"):

                  (a) the Series 2000-1 A-RI Certificate, all Distributions and all related accounts, general intangibles and other rights with respect to the Series 2000-1 A-RI Certificate, now existing or hereafter arising or acquired;


                                         Amended and Restated Security Agreement

                  (b) all other property hereafter delivered to the Collateral Agent in exchange or substitution for, or in addition to any of the foregoing, and all certificates or instruments, if any, representing or evidencing such other property;

                  (c) all of GRC's right, title and interest (if any) in the Backup Collateral; and

                  (d) any and all proceeds and products of and from any and all of the foregoing.

         SECTION 2.2. Security for Obligations. This Agreement secures the payment in full of all Obligations, whether for principal, interest, costs, fees, expenses, or otherwise (all such obligations being the "Secured Obligations").

         SECTION 2.3. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall

                  (a) remain in full force and effect until payment in full of all Secured Obligations other than contingent Obligations which survive the termination of the Credit Agreement pursuant to Section 11.03 thereof and the termination of the Revolving Commitment,

                  (b) be binding upon GRC and its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each Lender Party and their respective successors and assigns.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Revolving Note or Revolving Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Transaction Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.04 of the Credit Agreement. Upon the payment in full of all Secured Obligations (other than the Obligations which survive the termination of the Credit Agreement pursuant to Section 11.03 thereof) and the termination of the Revolving Commitment, the security interest granted herein shall terminate and all rights to the Collateral shall revert to GRC. Upon any such termination, the Collateral Agent will, at GRC's sole expense, deliver to GRC, without any representations, warranties or recourse of any kind whatsoever (except for a representation that the Collateral Agent has not transferred the Collateral (by way of sale, assignment, pledge or otherwise) to a third party), all certificates and instruments representing or evidencing all Collateral held by the Collateral Agent hereunder, if any, and execute and deliver to GRC such documents as GRC shall reasonably request to evidence such termination.


                                         Amended and Restated Security Agreement

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. In addition to all the representations and warranties of GRC in the Pooling and Servicing Agreement which GRC hereby confirms, GRC represents and warrants to the Collateral Agent that:

                  (a) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement;

                  (b) GRC is and will be the lawful owner of all Collateral, free and clear of any Lien, security interest, charge or encumbrance except for the security interest hereunder, GRC has full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest hereunder, and GRC has furnished to the Collateral Agent an acknowledgment of the Trustee of the security interest granted pursuant to this Agreement (a copy of which has been delivered to the Trustee);

                  (c) GRC has furnished to the Collateral Agent a true and correct copy of the Series 2000-1 A-RI Supplemental Issuance Agreement, which constitutes the valid, binding and enforceable obligation of all parties thereto, set forth the entire agreement of the parties thereto with respect to the subject matter thereof, have not been further amended or modified and remain in full force and effect;

                  (d) The Receivables Purchase Agreement and the Pooling and Servicing Agreement constitute the valid, binding and enforceable obligation of all parties thereto, set forth the entire agreement of the parties thereto with respect to the subject matter thereof, have not been further amended or modified and remain in full force and effect;

                  (e) None of the Collateral is represented by a certificate of interest or similar instrument, except the Series 2000-1 A-RI Certificate which has been delivered to the Collateral Agent (and GRC hereby covenants and agrees that any such certificates or instruments hereafter received by GRC with respect to any of the Collateral will be promptly delivered to the Collateral Agent);

                  (f) The address of the location of the records of GRC concerning the Collateral and the address of GRC's chief executive office are as set forth on Schedule I hereto;


                                         Amended and Restated Security Agreement

                  (g) This Agreement creates a valid first-priority security interest in the Collateral, securing the payment of the Secured Obligations, and, after the Collateral Agent takes possession of the Series 2000-1 A-RI Certificate, and assuming that such possession is maintained, all filings and other actions necessary to perfect and protect such security interest shall have been duly taken; and

                  (h) Except as contemplated in clause (g) of this Section, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either:

                  (i) for the grant by GRC of the security interest granted hereby or for the execution, delivery and performance of this Agreement by GRC, or

                  (ii) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

                                   ARTICLE IV.
                              VOTING; DISTRIBUTIONS

         SECTION 4.1. Voting Rights; Distributions, Etc. GRC agrees:

                  (a) The Collateral Agent shall be entitled to receive all distributions and other payments made with respect to the Collateral and all proceeds of the Collateral, all of which shall be transferred to the Collateral Agent for application against the Secured Obligations in accordance with the Credit Agreement; and

                  (b) The Collateral Agent shall exercise, at the direction of the percentage of the Lenders required in each case by Section 9.03 the Credit Agreement (to the exclusion of GRC) the voting power and all other incidental rights of ownership with respect to any Collateral and GRC hereby grants the Collateral Agent an irrevocable proxy to vote with respect to the Collateral; and GRC shall promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

                                   ARTICLE V.
                       UNDERTAKINGS AND AGREEMENTS OF GRC

         SECTION 5.1.  Perfection Covenants.  GRC will:

                  (a) Upon the request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same) and do such other acts and things, as may be necessary (or as the Collateral Agent may from time to time reasonably request) to establish and maintain a valid, perfected first-priority pledge of, and security interest in, the Collateral (including delivery of any instruments or certificates evidencing Collateral) (free of all other Liens, claims and rights of third parties whatsoever) to secure the payment and performance of the Secured Obligations;

                  (b)  Notify the Trustee of the existence of this Agreement;

                  (c) Keep, at its addresses so indicated on Schedule I hereto,
(i) its chief executive office, and (ii) all its records concerning the Collateral, which records will be of such character as will


                                         Amended and Restated Security Agreement


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



enable the Collateral Agent or its designees to determine at any time the status thereof, provided that upon not less than 30 days' prior written notice given by GRC to the Collateral Agent and S&P, GRC may amend such Schedule I to add or delete any address so long as it shall take all actions required under Section
5.2 with respect to such change of address; and

                  (d) Not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the U.C.C. (or any other applicable provision of the U.C.C.) unless 30 days' prior to such change, it notifies the Collateral Agent and S&P of such change, and takes all action necessary or reasonably requested by the Collateral Agent to amend such financing or continuation statement so that it is not seriously misleading.

         SECTION 5.2. Protect Collateral; Further Assurances, etc. GRC will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder). GRC will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. GRC agrees that at any time, and from time to time, at its expense, GRC will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                                   ARTICLE VI.
                              THE COLLATERAL AGENT

         SECTION 6.1. Collateral Agent Appointed Attorney-in-Fact. GRC hereby irrevocably appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of GRC and in the name of GRC or otherwise, from time to time in the Collateral Agent's discretion, to (after the occurrence and during the continuance of an Actionable Event) take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.


                                         Amended and Restated Security Agreement

GRC hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 6.2. Limited Duties of Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it with respect to a sale pursuant to Section 7.1, the Collateral Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                                  ARTICLE VII.
                                    REMEDIES

         SECTION 7.1. Remedies. If: (i) the Secured Obligations have not been paid in full on the Stated Maturity Date, or (ii) an Actionable Event or a Liquidation Event has occurred and is continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) or other laws, and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable or the Majority Lenders shall direct. GRC agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to GRC of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Notwithstanding the foregoing, the Collateral Agent may not sell, assign or otherwise transfer any part of the Collateral unless (1) the net proceeds of such sale, assignment, or other transfer would be sufficient to repay in full the Secured Obligations, or (2) all Lenders approve such sale, assignment or transfer in writing.

                  (b) The Collateral Agent may:

                  (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,


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                                        8

                  (ii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  (iii) endorse any checks, drafts, or other writings in GRC's name to allow collection of the Collateral,

                  (iv) in addition to the extent it is already authorized to do
         so) take control of any proceeds of the Collateral, and

                  (v) execute (in the name, place and stead of GRC) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 7.2. Certain Restrictions on Backup Collateral. In the event that the conditions in the definition of Backup Collateral are satisfied so that the assets purported to be transferred to the Trustee under the Pooling and Servicing Agreement are included in Collateral for all purposes, no holder of the Secured Obligations shall be entitled to receive proceeds of the Backup Collateral in excess of the amount such Person would have received under the allocation provisions of the Pooling and Servicing Agreement and the Series 2000-1 A-RI Supplemental Issuance Agreement, and the Collateral Agent shall release such excess to the Person who would have been entitled to such amounts under the Pooling and Servicing Agreement.

                  (b) If at any time there are more than one Series of Investor Certificates outstanding, the Collateral Agent shall negotiate in good faith the terms of an intercreditor agreement with the representative of such other Series in respect of the exercise of rights and remedies against the Backup Collateral.

         SECTION 7.3. Compliance with Restrictions. GRC agrees that in any sale of any of the Collateral pursuant to Section 7.1, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and GRC further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to GRC for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 7.4. Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the



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
Collateral shall be transferred to the Facility Agent for application against the Secured Obligations in accordance with the terms of the Credit Agreement.

         SECTION 7.5. Indemnity and Expenses. Subject to Section 4.04 of the Credit Agreement, GRC agrees to indemnify and hold harmless the Collateral Agent as provided in Section 11.03 of the Credit Agreement.

                                 ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

         SECTION 8.1. Transaction Document. This Agreement is a Transaction Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 8.2. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by GRC herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Collateral Agent shall have received either (i) the prior written consent of all Lenders or (ii) written confirmation from S&P that such event will not cause the rating then currently assigned on the Series 2000-1 A-RI Certificate to be reduced or withdrawn; and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 8.3. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which GRC agrees hereunder to perform and which GRC shall fail to perform within a reasonable time after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Actionable Event) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein. All reasonable expenses of the Collateral Agent incurred in connection with performing any act described in the previous sentence shall be payable by GRC in accordance with Section 7.5.

         SECTION 8.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to GRC, mailed or delivered or transmitted to GRC at the address or facsimile number set forth below its signature hereto, if to the Collateral Agent, mailed or delivered or transmitted to it, addressed to it at the address or facsimile number of the Collateral Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted, and shall also be confirmed by delivery of an original of such notice promptly after the giving of such notice.


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
         SECTION 8.5. Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

         SECTION 8.6. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective as to such jurisdiction to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 8.7. Governing Law, Entire Agreement, Etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 8.8. Survival. The indemnification obligations of GRC under
Section 7.5 shall survive for a period of three years after the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement.


                            [SIGNATURE PAGES FOLLOW]



                                         Amended and Restated Security Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GAYLORD RECEIVABLES CORPORATION



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       Address:    Gaylord Receivables
                                                   Corporation
                                                   1013 Centre Road, Suite 350
                                                   Wilmington, DE  19805
                                       Attention:  Catherine A. Curran,
                                                   Treasurer and Assistant
                                                   Secretary
                                       Telephone:  (302) 636-5400
                                       Facsimile:  (302) 636-5454

                                       with a copy to:

                                       Gaylord Receivables Corporation
                                       500 Lake Cook Road
                                       Suite 400
                                       Deerfield, Illinois 60015
                                       Attention:  Catherine A. Curran,
                                                   Treasurer and Assistant
                                                   Secretary
                                       Telephone:  (847) 405-5614
                                       Facsimile:  (847) 405-5586

                                       and with a copy to:

                                       Kirkland & Ellis
                                       200 East Randolph Drive
                                       Chicago, Illinois  60601
                                       Attention:  Jeffrey S. O'Connor
                                       Telephone:  (312) 861-2000
                                       Facsimile:  (312) 861-2200





                                         Amended and Restated Security Agreement

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as the Collateral Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Address:       135 South LaSalle Street
                                                      Suite 208:
                                                      Chicago, IL 60603
                                       Attention:     Donna N.  Smith
                                       Telephone No.: (312) 904-1426
                                       Facsimile No.: (312) 904-0522


                                         Amended and Restated Security Agreement

                                   SCHEDULE I


1.     The Location of the Records Concerning the Collateral:

       1013 Centre Road, Suite 350
       Wilmington, Delaware  19805

       500 Lake Cook Road
       Suite 400
       Deerfield, Illinois  60015

2.     Address of GRC's
       Chief Executive Office
       1013 Centre Road, Suite 350
       Wilmington, Delaware  19805



                                         Amended and Restated Security Agreement